Exhibit 5.1

lawyers@saul.com www.saul.com Our File: 366438.00007

June 9, 2020

Five Star Senior Living Inc.

400 Centre Street

Newton, Massachusetts 02458

Re:	Registration Statement on Form S-8

Amended and Restated 2014 Equity Compensation Plan, as amended

Ladies and Gentlemen:

We have acted as Maryland counsel to Five Star Senior Living Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company, pursuant to a registration statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), of 2,400,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), that may be issued under the Company’s Amended and Restated 2014 Equity Compensation Plan, as amended (the “Plan”).

As a basis for our opinions, we have examined the following documents (collectively, the “Transaction Documents”):

(i)             the Registration Statement to be filed on or about the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Act; and

(ii)            the Plan.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iii)           a certified copy of the Articles of Amendment and Restatement of the Company filed with the Maryland State Department of Assessments and Taxation (“SDAT”) on December 5, 2001 (the “Articles of Amendment and Restatement”);

(iv)           a certified copy of the Articles Supplementary reclassifying the Company’s 100,000 unissued shares of Preferred Stock, par value $.01, to 100,000 shares of Junior Participating Preferred Stock, par value $.01, filed with the SDAT on March 15, 2004 (the “2004 Articles Supplementary”);

500 E. Pratt Street ◆ Suite 900 ◆ Baltimore, MD 21202-3133 Phone: (410) 332-8600 ◆ Fax: (410) 332-8862
DELAWARE FLORIDA ILLINOIS MARYLAND MASSACHUSETTS MINNESOTA NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

Five Star Senior Living Inc.

S-8 Opinion

June 9, 2020

(v)            a certified copy of the Certificate of Correction correcting certain provisions of the 2004 Articles Supplementary (the “Certificate of Correction”);

(vi)           a certified copy of the Articles of Amendment authorizing 21,000,000 shares of stock, par value $.01, filed with the SDAT on November 9, 2004 (the “2004 Articles of Amendment”);

(vii)          a certified copy of the Articles of Amendment authorizing 31,000,000 shares of stock, par value $.01, filed with the SDAT on August 23, 2005 (the “2005 Articles of Amendment”);

(viii)         a certified copy of the Articles of Amendment authorizing 51,000,000 shares of stock, par value $.01, filed with the SDAT on March 28, 2006 (the “2006 Articles of Amendment”);

(ix)           a certified copy of the Articles of Amendment authorizing 76,000,000 shares of stock, par value $.01, filed with the SDAT on June 10, 2011 (the “2011 Articles of Amendment”);

(x)            a certified copy of the Article Supplementary reclassifying 100,000 unissued shares of the Company’s Junior Participating Preferred Stock, par value $.01, into shares of preferred stock, par value $.01, filed with the SDAT on April 14, 2014 (the “2014 Articles Supplementary”);

(xi)           a certified copy of the Articles of Amendment changing the name of the Company from “Five Star Quality Care Inc.” to “Five Star Senior Living Inc.,” filed with the SDAT on March 2, 2017 (the “Name Change Amendment”);

(xii)          a certified copy of the Articles of Amendment regarding a reverse stock split that changed the par value of the common stock of the Company from $.01 per share to $.10 per share filed with the SDAT on September 30, 2019 and effective at 4:01 p.m. on September 30, 2019 (the “Reverse Stock Split Amendment”);

(xiii)          a certified copy of the Articles of Amendment authorizing the change in par value of the issued and outstanding common stock of the Company from $.10 per share to $.01 per share filed with the SDAT on September 30, 2019 and effective at 4:15 p.m. on September 30, 2019 (the “Par Value Amendment,” together with the Articles of Amendment and Restatement, the 2004 Articles Supplementary, the Certificate of Correction, the 2004 Articles of Amendment, the 2005 Articles of Amendment, the 2006 Articles of Amendment, the 2011 Articles of Amendment, the 2014 Articles Supplementary, the Name Change Amendment and the Reverse Stock Split Amendment, the “Charter”);

Five Star Senior Living Inc.

S-8 Opinion

June 9, 2020

(xiv)        a certified copy of the Amended and Restated Bylaws of the Company dated March 3, 2017 (the “Bylaws”);

(xv)          a copy of the resolutions adopted by the Board of Directors of the Company on April 14, 2020 relating to, among other matters, the approval of the Plan (the “Plan Approval Resolutions”);

(xvi)         a copy of the resolutions adopted by the Board of Directors of the Company on April 14, 2020 relating to, among other matters, the authorization to file the Registration Statement and the issuance of the Shares under the Plan (together with the Plan Approval Resolutions, the “Board Resolutions”);

(xvii)        a certificate of status for the Company issued by the SDAT dated June 8, 2020;

(xviii)       a certificate of the Secretary of the Company as to the authenticity of the Charter, Bylaws, the Board Resolutions, the approval of the Plan by the Stockholders of the Company at the 2020 annual meeting of the Stockholders of the Company on June 9, 2020, the incumbency of the officers of the Company and other matters that we have deemed necessary and appropriate;

(xix)          the definitive proxy statement of the Company filed with the Commission on April 15, 2020; and

(xx)          such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)            that all signatures on the Transaction Documents and any other documents submitted to us for examination are genuine;

(b)            the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)            the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)            that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of the Transaction Documents as executed and delivered; that all representations, warranties, statements and information contained in the Transaction Documents are accurate and complete; that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

Five Star Senior Living Inc.

S-8 Opinion

June 9, 2020

(e)            that at the time of delivery of the Shares, the authorization of the issuance of the Shares will not have been modified or rescinded and all contemplated additional actions shall have been taken in accordance with the Board Resolutions and the Plan;

(f)             that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(g)            that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the Registration Statement is not less than the par value per share; and

(h)            that the aggregate number of shares of capital stock of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved shares of common stock or preferred stock, together with the number of shares of common stock and preferred stock previously issued and outstanding and the number of shares of common stock and preferred stock previously reserved for issuance by the Company upon the conversion or exchange of other securities issued by the Company, does not and will not exceed the aggregate number of the then authorized shares of capital stock of the Company or of the then authorized shares of stock within the applicable class or series of shares of the Company’s common stock or preferred stock.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.               The Company is a corporation duly formed, existing and in good standing under the laws of the State of Maryland.

2.               The issuance of the Shares is duly authorized and, when and if the Shares are issued and delivered in the manner and for the consideration contemplated by the Plan, the Shares will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

Five Star Senior Living Inc.

S-8 Opinion

June 9, 2020

(i)             We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(ii)            We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)           We express no opinion with respect to any documents defined or referred to in the Transaction Documents, other than the Transaction Documents themselves.

(iv)           We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Transaction Documents.

The opinions expressed in this letter are solely for your benefit and are furnished only with respect to the transactions contemplated by the Transaction Documents. Accordingly, these opinions may not be relied upon by or quoted to any other person or entity without, in each instance, our prior written consent. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP

SAUL EWING ARNSTEIN & LEHR LLP